UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2010
 Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Delaware	001-347129	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 27, 2010, S&W Seed Company (the "Company") entered into a five-year agreement (the "Agreement") under which it agreed to sell to PureCircle Sdn Bhd ("PureCircle"), and PureCircle agreed to purchase, all of the dried stevia leaf produced by the Company from seeds, plants and plant materials sourced from PureCircle or its agents (the "product"), up to 130% of the quantity agreed upon by the parties on an annual basis (the "base quantity"). The Company anticipates supplying PureCircle with a minimum of 1,000 metric tons of stevia leaf over the first two years of the Agreement. Pursuant to the Agreement, PureCircle is obligated to purchase all of the product produced by the Company, and Company is prohibited from selling the product to any other potential customer, up to volumes specified in the Agreement. PureCircle has a right of first refusal to purchase the product produced by the Company in excess of the stated volumes; however, while PureCircle has agreed to endeavor in good faith to purchase the excess, it is not obligated to do so. Any excess not purchased by PureCircle may be sold to another customer, upon notice to PureCircle and provided that the terms and conditions of such sale are identical to those offered to PureCircle.

It will be deemed a breach of the Agreement if the Company is unable to supply at least 50% of the base quantity of dried stevia leaf specified in the Agreement, although the Company will not be liable to PureCircle for damages arising out of any such inability to deliver the base quantity. If PureCircle fails to purchase all of the product from the Company, PureCircle will be deemed to be in breach of the Agreement.

Under the terms of the Agreement, the price for the purchase of up to 500 metric tons of dried stevia leaf has been fixed for the first two years of the contract period, provided the product meets the contractual specifications. Thereafter, the price will be revised on a yearly basis as part of an annual review of the terms. The first such review shall be conducted on or before September 30, 2012 for prices to be in effect on January 1, 2013.

Either party may terminate the Agreement upon written notice if the other party (i) commits a material breach of any of the terms and conditions of the Agreement and fails to remedy that breach within one month after notice requiring it to be remedied; or (ii) is subject to winding up, liquidation, bankruptcy or similar proceedings or events. In addition, PureCircle may terminate the Agreement without liability if the parties are unable to agree upon the specifications and the pricing terms at each annual review, provided that PureCircle provides written notice within 60 days prior to the end of such contract year that it intends to terminate the Agreement.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K. The press release announcing the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description

99.1	Press Release of S&W Seed Company dated July 29, 2010 announcing Supply Agreement with PureCircle Sdn Bhd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2010

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Vice President Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1 *	Press Release of S&W Seed Company dated July 29, 2010 announcing Supply Agreement with PureCircle Sdn Bhd

*    Also provided in PDF format as a courtesy.